                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ? 240.14a-11(c) or ? 240.14a-12

                               BADGER METER, INC.
                               ------------------
                (Name of Registrant as Specified in its Charter)


                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                              [BADGER METER LOGO]

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 29, 2005

     The Annual Meeting of the Shareholders of Badger Meter, Inc. (the "Company") will be held at BADGER METER, INC., 4545 W. Brown Deer Road, Milwaukee, Wisconsin 53223, on Friday, April 29, 2005, at 8:30 a.m. local time, for the following purposes:

          1. To elect three directors to three-year terms;

          2. To consider approval of the Badger Meter, Inc. 2005 Restricted Stock Plan;

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock of the Company at the close of business on February 28, 2005, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders will be entitled to one vote per share.

     Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

                                          By Order of the Board of Directors
                                          Ronald H. Dix, Secretary

March 17, 2005

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                                PROXY STATEMENT

To the Shareholders of
BADGER METER, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 8:30 a.m. local time, Friday, April 29, 2005, at BADGER METER, INC., 4545 W. Brown Deer Road, Milwaukee, Wisconsin 53223, and at any adjournments or postponements thereof.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by giving notice to the Company in writing or in open meeting or by submitting a duly executed proxy bearing a later date. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on February 28, 2005. As of the record date, the Company had 6,745,441 shares of Common Stock (the "Common Stock") outstanding and entitled to one vote per share.

     This Proxy Statement is being furnished to shareholders of the Company beginning on or about March 18, 2005.

                      NOMINATION AND ELECTION OF DIRECTORS

     At the Meeting, holders of Common Stock shall be entitled to elect three directors. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     Proxies received representing one vote per share of Common Stock will, unless otherwise directed, be voted in favor of the election of each of the three persons named below to serve as directors for three years, or until their respective successors have been duly appointed, or until their death, resignation or removal. If your shares are held in "street name" by your broker, your broker may vote your shares in his or her discretion on the election of directors if you do not furnish instructions.

     After the Meeting, the Board of Directors will consist of eight members divided into three classes, with one class elected each year to serve for a term of three years. One current director, James L. Forbes, will not be renominated as he has reached the Company's mandatory retirement age for directors.

     Listed below are the names of the nominees of the Board of Directors for the office of director together with certain additional information concerning each such nominee. Two of the nominees are presently directors of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, shall have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
            FOR THREE-YEAR TERMS EXPIRING AT THE 2008 ANNUAL MEETING

                                                      BUSINESS EXPERIENCE DURING       DIRECTOR
NAME                                        AGE            LAST FIVE YEARS              SINCE
----                                        ---   ----------------------------------   --------
Ronald H. Dix.............................  60    Badger Meter, Inc.: Senior Vice          --
                                                  President -- Administration and
                                                  Secretary. Formerly, Senior Vice
                                                  President -- Administration/Human
                                                  Resources and Secretary. Vice
                                                  President -- Administration/ Human
                                                  Resources.
Thomas J. Fischer.........................  57    Fischer Financial Consulting LLC       2003
                                                  (an accounting and financial
                                                  consulting firm): President.
                                                  Formerly, Arthur Andersen
                                                  LLP -- Milwaukee Office: Retired
                                                  Managing Partner.
Richard A. Meeusen........................  50    Badger Meter, Inc.: Chairman,          2001
                                                  President and Chief Executive
                                                  Officer. Formerly, Badger Meter,
                                                  Inc.: President and Chief
                                                  Executive Officer; President;
                                                  Executive Vice President --
                                                  Administration; and Vice
                                                  President -- Finance, CFO and
                                                  Treasurer.

     Listed below are the names of the directors who are not up for election this year together with certain additional information on each director.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                   TERMS EXPIRING AT THE 2007 ANNUAL MEETING

                                                    BUSINESS EXPERIENCE DURING         DIRECTOR
NAME                                    AGE              LAST FIVE YEARS                SINCE
----                                    ---   --------------------------------------   --------
Kenneth P. Manning....................  63    Sensient Technologies Corporation (an      1996
                                              international supplier of flavors,
                                              colors and inks): Chairman, President
                                              and Chief Executive Officer.
John J. Stollenwerk...................  65    Allen-Edmonds Shoe Corporation (a          1996
                                              manufacturer and marketer of shoes):
                                              Owner and President.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                   TERMS EXPIRING AT THE 2006 ANNUAL MEETING

                                                    BUSINESS EXPERIENCE DURING         DIRECTOR
NAME                                    AGE              LAST FIVE YEARS                SINCE
----                                    ---   --------------------------------------   --------
Ulice Payne, Jr. .....................  49    Addison-Clifton LLC (an export             2000
                                              consulting firm): President. Former
                                              President and Chief Executive Officer
                                              of the Milwaukee Brewers Baseball
                                              Club. Formerly, Foley & Lardner LLP (a
                                              law firm): Managing Partner, Milwaukee
                                              Office.
Andrew J. Policano....................  55    University of California -- Irvine:        1997
                                              Dean, Graduate School of Management.
                                              Formerly, University of Wisconsin:
                                              Professor and Dean of the School of
                                              Business.
Steven J. Smith.......................  55    Journal Communications, Inc. (a            2000
                                              diversified media and communications
                                              company): Chairman and Chief Executive
                                              Officer. Formerly, Journal
                                              Communications, Inc.: President.

     Certain directors of the Company also serve as directors of the following companies, some of which are publicly held. Mr. Dix is a director of Physicians Insurance Corporation of Wisconsin, Inc. Mr. Fischer is a director of Actuant Corporation and Regal-Beloit Corporation. Mr. Manning is a director of Sensient Technologies Corporation and Sealed Air Corporation. Mr. Meeusen is a director of State Financial Services Corporation. Mr. Payne is a director of The Northwestern Mutual Life Insurance Company, Wisconsin Energy Corporation, Midwest Air Group, Inc. and State Financial Services Corporation. Mr. Policano is a director of National Guardian Life Insurance Company and Physicians Insurance Corporation of Wisconsin, Inc. Mr. Smith is a director of Journal Communications, Inc. Mr. Stollenwerk is a director of Allen-Edmonds Shoe Corporation, The Northwestern Mutual Life Insurance Company, U.S. Bancorp, Koss Corporation and Wire Maid, Inc.

DIRECTOR COMPENSATION

     Richard A. Meeusen and Ronald H. Dix are employees of the Company and therefore Mr. Meeusen receives, and if elected Mr. Dix will receive, no compensation for their service as directors. All other directors are not employees of the Company and are compensated as follows: Directors are compensated at a rate of $1,500 for each Board of Directors meeting attended and are reimbursed for out-of-pocket travel, lodging and meal expenses. Directors are compensated at the rate of $1,000 for each committee meeting they attend. In addition, directors are paid a retainer of $750 per month and committee chairmen receive an annual fee of $2,000. Directors may elect to defer their compensation, in whole or in part, in a stock or cash subaccount of the Badger Meter Deferred Compensation Plan for Directors. If a director elects to defer compensation in a stock subaccount, his subaccount is credited with a number of units equivalent to the dollar amount of such fees on the date they would otherwise be payable. Amounts credited to the stock subaccount are credited with dividends by multiplying the number of units in the participant's stock subaccount on each dividend record date, by the amount of each dividend, to determine the dividend amount. The dividend amount is then divided by the closing stock price on the last day of the previous quarter to determine the number of stock units to be added to the stock subaccount. Upon distribution of any portion or all of a participant's stock subaccount, the value of the account will be computed by multiplying the number of units in the account on the date of distribution by the closing price of the Common Stock on the last day of the month prior to the distribution.

     The non-employee directors of the Company participate in the same long-term incentive plan ("LTIP") as certain members of the Company's management group. The LTIP provides annual cash bonuses to the directors with respect to a four-year performance period beginning in 2002. The awards are based upon annual attainment of earnings objectives for each year. Effective January 1, 2002, the maximum amount that a director can earn under the long-term incentive plan is $15,188 to $22,022 per year, depending on date of award. In addition, non-employee directors receive a one-time grant of options to purchase up to 16,000 shares of Common Stock and an annual award of 600 shares of Common Stock under the shareholder-approved 2002 Director Stock Grant Plan.

COMMITTEES, MEETINGS AND ATTENDANCE

     The Board of Directors of the Company has four standing committees: Audit and Compliance Committee, Corporate Governance Committee, Employee Benefit Plans Committee and Finance Committee. The Board of Directors has adopted written charters for each committee, which are available on the Company's website at www.badgermeter.com under the selection "Company" -- "Corporate Governance" -- "Committees of the Board." The Board of Directors has affirmatively determined that all of the Company's directors (other than Mr. Meeusen, Mr. Forbes and Mr. Dix, if elected) are "independent" as defined in the listing standards of the American Stock Exchange.

     The Audit and Compliance Committee, which met five times in 2004, consists of Messrs. Fischer (Chairman), Manning and Payne. The Audit and Compliance Committee oversees the Company's financial reporting process on behalf of the Board of Directors and reports the results of their activities to the Board. The activities of the Audit and Compliance Committee include employing an independent registered public accounting firm for the Company, discussing with the independent registered public accounting firm and internal auditors the scope and results of audits, monitoring the Company's internal controls and pre-approving and reviewing audit fees and other services performed by the Company's independent registered public accounting firm. The Committee also monitors the Company's compliance with the Company's policies governing activities which include but are not limited to the Company's code of conduct and its environmental, safety, diversity, product regulation and quality processes. The Board of Directors has determined that each member of the Committee qualifies as an "Audit Committee financial expert" as defined by Securities and Exchange Commission rules.

     The Corporate Governance Committee consisting of Messrs. Policano (Chairman), Payne, Smith and Stollenwerk, met three times in 2004 and in January 2005. The Corporate Governance Committee reviews and establishes all forms of compensation for the officers and directors of the Company and administers the Company's compensation plans, including the various stock option plans. The Committee also reviews the various management development and succession programs and adopts and maintains the Principles of Corporate Governance. In addition, the Committee selects nominees for the Company's Board of Directors.

     The Employee Benefit Plans Committee, which met three times in 2004, consisted of Messrs. Smith (Chairman), Forbes and Policano. The Employee Benefit Plans Committee oversees the administration of the Company's pension plan, employee savings and stock ownership plan, health plans and other benefit plans.

     The Finance Committee, which met twice in 2004, consisted of Messrs. Manning (Chairman), Fischer, Forbes and Stollenwerk. This Committee reviews the Company's various financing activities and insurance coverage and recommends changes in the corporate capitalization structure.

     The Board of Directors held five meetings in 2004. Mr. Policano currently serves as lead outside director of the Board. During 2004, all directors attended at least 75% of the meetings of the Board of Directors and committees on which they served during the period that they served. All members of the Board of Directors attended the 2004 Annual Meeting of Shareholders. It is the Board's policy that all directors attend the Annual Meeting of Shareholders, unless unusual circumstances prevent such attendance.

NOMINATION OF DIRECTORS

     The Corporate Governance Committee (the "Committee") has responsibility for selecting nominees for the Company's Board of Directors. All members of the Committee meet the definition of independence set forth by the American Stock Exchange. The Board of Directors has adopted a policy by which the Committee will consider nominees for Board positions, as follows:

     - The Committee will review potential new candidates for Board positions.

     - The Committee will review each candidate's qualifications in light of the needs of the Board and the Company, considering the current mix of director attributes and other pertinent factors.

     - The minimum qualifications required of any candidate include the highest ethical standards and integrity, and sufficient experience and knowledge commensurate with the Company's needs.

     - The specific qualities and skills required of any candidate will vary depending on the Company's specific needs at any point in time.

     - No candidate, including current directors, may stand for reelection after reaching the age of 70.

     - There are no differences in the manner in which the Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

     - To recommend a candidate, shareholders should write to the Board of Directors, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Such recommendation should include the candidate's name and address, a brief biographical description and statement of qualifications of the candidate and the candidate's signed consent to be named in the proxy statement and to serve as a director if elected.

     - To be considered by the Committee for nomination and inclusion in the Company's proxy statement, the Board must receive shareholder recommendations for director no later than October 15 of the year prior to the relevant Annual Meeting of Shareholders.

     During 2004, and as of the date of this proxy statement, the Committee did not pay any fees to third parties to assist in identifying or evaluating potential candidates. Also, the Committee has not received any shareholder nominees for consideration at the 2005 Annual Meeting of Shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board of Directors has established a process for shareholders to communicate with members of the Board. To contact the Board, shareholders should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. The Company's process for determining how and which communications will be relayed to the Board has been approved by all of the independent directors of the Company.

PRINCIPLES OF CORPORATE GOVERNANCE

     The Board of Directors of Badger Meter, Inc. has adopted the following principles of corporate governance:

     - A majority of the board members are independent directors.

     - All directors are selected on the basis of their ability to contribute to positive corporate governance through their values, knowledge and skills.

     - The Board of Directors has established a committee of independent directors who are responsible for nominating directors and assuring compliance with these corporate governance principles (the Corporate Governance Committee).

     - The Board of Directors has established the Audit and Compliance Committee, which is composed entirely of independent directors who are responsible for overseeing the audit functions and financial reporting compliance of the Company. Members of the Audit and Compliance Committee have the skills, experience and financial expertise to fulfill this function.

     - The Board of Directors and committees have authority to directly hire outside consultants as needed to properly fulfill their responsibilities.

     - The independent members of the Board of Directors hold regular "executive sessions" without the presence of management or non-independent directors.

     - The Board of Directors has designated an independent director as the "lead outside director" to chair executive sessions and, when necessary, represent the independent directors.

     - The Board of Directors has reviewed and approved the Company's Code of Business Conduct.

     - The Board of Directors has created an environment to promote effective corporate governance and to represent the interests of the shareholders in all matters.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of February 28, 2005 (unless otherwise specified), the number of shares of Common Stock beneficially owned and the number of exercisable options outstanding by (i) each director of the Company,
(ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock (as reported to the Securities and Exchange Commission). Beneficial ownership of shares is reported in the following table and footnotes in accordance with the beneficial ownership rules promulgated by the Securities and Exchange Commission. Such rules define "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to such security.

     Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF
                        BADGER METER, INC. COMMON STOCK

                                                                                    AGGREGATE
                                                                                 NUMBER OF SHARES
                                                                                  AND PERCENT OF
                                                                                   COMMON STOCK
                                        SOLE BENEFICIAL      SHARED BENEFICIAL     BENEFICIALLY
NAME                                     OWNERSHIP(1)          OWNERSHIP(1)          OWNED(4)
----                                    ---------------      -----------------   ----------------
James L. Forbes.......................      142,054(3)                               219,614
                                                                                         3.2%
Thomas J. Fischer.....................        3,200                 3,000             22,400
                                                                                           *
Kenneth P. Manning....................       21,800                                   26,000
                                                                                           *
Richard A. Meeusen....................       54,052(2)(3)         160,390(2)         211,034
                                                                                         3.1%
Ulice Payne, Jr. .....................        4,800                                   22,000
                                                                                           *
Andrew J. Policano....................        5,900                                   17,100
                                                                                           *
Steven J. Smith.......................        6,200                                   23,400
                                                                                           *
John J. Stollenwerk...................       15,632                 5,082             36,914(5)
                                                                                           *
Ronald H. Dix.........................       37,091(2)(3)         204,242(2)         245,381
                                                                                         3.6%
Horst E. Gras.........................       16,510(2)(3)                             28,260
                                                                                           *
Richard E. Johnson....................       30,632(2)(3)         170,786(2)         200,518
                                                                                         3.0%
Kenneth E. Smith......................       16,190(2)(3)                             37,590
                                                                                           *
All Directors and Executive Officers
  as a Group (16 persons, including
  those named above)..................      506,731(2)(3)         222,720(2)         933,591(5)
                                                                                        13.2%
Heartland Advisors, Inc...............                            581,800(6)         581,800
789 N. Water St.                                                                         8.6%
Milwaukee, WI 53202
JOW Corp..............................                            400,000(7)         400,000
4545 W. Brown Deer Rd.                                                                   5.9%
Milwaukee, WI 53223
Marshall & Ilsley Corp. ..............      629,620(3)            118,778            747,598(8)
1000 N. Water St.                                                                       11.1%
Milwaukee, WI 53202
T. Rowe Price Associates, Inc. .......      392,400(9)                               392,400
100 E. Pratt St.                                                                         5.8%
Baltimore, MD 21203

---------------

* Less than one percent.

(1) Unless otherwise indicated, the beneficial owner has sole investment and voting power or shared voting and investment power over the reported shares.

(2) The Badger Meter Officers' Voting Trust ("Officers' Trust"), of which Ronald
    H. Dix, Richard E. Johnson and Richard A. Meeusen are trustees, holds 160,390 shares of Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers' Trust have the right to vote all shares of Common Stock held therein. The Officers' Trust will exist for 30 years from December 18, 1992 to December 18, 2022, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Officers' Trust or by applicable law.

    The Officers' Trust has a $1.5 million loan balance at February 28, 2005, that was used to assist executive officers in financing the purchase of Common Stock prior to July 2002. Loans to the Officers' Trust are guaranteed by the Company and the stock purchased by the executive officers using this credit facility is pledged to the Officers' Trust to secure the loans. In compliance with the Sarbanes-Oxley Act of 2002, no loans have been made to executive officers since July 2002. Each depositor to the Trust must have sufficient shares deposited to adequately collateralize the individual officer's loan balance. The Officers' Trust holds shares with a value more than sufficient to cover the full credit line. All executive officers, including the named executive officers, have purchased Common Stock using this loan program.

    Messrs. Dix, Johnson and Meeusen all share voting power in all of the shares deposited in the Officers' Trust. Beneficiaries of the Officers' Trust have sole investment power over only those shares individually deposited in the Officers' Trust. Mr. Dix has sole investment power over 20,400 shares of Common Stock. Mr. Johnson has sole investment power over 16,000 shares of Common Stock. Mr. Meeusen has sole investment power over 34,912 shares of Common Stock. Mr. Gras has sole investment power (but no voting power) over 11,860 shares and Mr. Kenneth Smith has sole investment power (but no voting power) over 10,000 shares of Common Stock.

(3) In conjunction with the Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Common Stock included in the preceding table has been allocated to the following executive officers and/or directors as follows:
    James L. Forbes, 11,170 shares; Ronald H. Dix, 6,491 shares; Richard E. Johnson, 632 shares; Richard A. Meeusen, 1,522 shares; Kenneth E. Smith, 790 shares; and all officers and/or directors as a group (including those named), 37,295 shares. Mr. Gras is not a participant in the Plan.

(4) Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2005: Mr.
    Meeusen -- 31,504 shares; Mr. Dix -- 24,448 shares; Mr. Gras -- 11,750 shares; Mr. Johnson -- 15,100 shares; Mr. Kenneth Smith -- 21,400 shares and all directors and executive officers as a group -- 341,302 shares.

(5) Does not include deferred director fee holdings of 7,590 phantom stock units held by Mr. Stollenwerk under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock. When a participant chooses to exit the plan, all compensation accrued is paid out in cash.

(6) These shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc. Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of any shares reported on the Schedule 13G filed by Heartland Advisors, Inc.

(7) James O. Wright, who is a director emeritus and a retired executive officer of Badger Meter, Inc., is the President of JOW Corp.

(8) Consists of sole voting power over 629,620 shares and sole investment power over 628,820 shares and shared voting power over 117,978 shares and shared investment power over 118,778 shares. The number of shares shown includes shares held in an employee benefit plan, where the Marshall & Ilsley Trust Company, as custodian, may be viewed as having voting or dispositive authority in certain situations pursuant to Department of Labor regulations or interpretations of federal case law. Pursuant to SEC Rule 13d-4, inclusion of such shares in the Schedule 13G filed by Marshall & Ilsley Corporation, the parent holding company of Marshall & Ilsley Trust Company N.A., shall not be construed as an admission that the reporting person or its subsidiaries are, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owners of such securities.

(9) Consists of sole voting power over 70,000 shares and sole investment power over 392,400 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary (defined as base salary plus imputed interest on loans issued prior to July 2002) and bonus earned during fiscal 2004.

                                   LONG-TERM COMPENSATION AWARDS
                        ----------------------------------------------------
                                                           EARNINGS UNDER        SECURITIES      ALL OTHER
NAME AND PRINCIPAL                                      LONG-TERM INCENTIVE      UNDERLYING     COMPENSATION
POSITION                YEAR   SALARY ($)   BONUS ($)       PLAN ($)(1)        OPTIONS (#)(5)    ($)(2)(3)
------------------      ----   ----------   ---------   --------------------   --------------   ------------
Richard A. Meeusen....  2004    322,839      200,025           28,917                   0          3,250
Chairman, President     2003    306,877      163,895           28,917              23,400          3,000
and CEO                 2002    265,457      165,000           28,917              20,000          2,750
Ronald H. Dix.........  2004    214,814      121,275           28,067                   0          3,250
Sr. Vice President --   2003    204,883       99,330           28,067              17,000          3,000
Administration and      2002    193,953       95,000           28,067              12,000          2,750
Secretary
Horst E. Gras(4)......  2004    250,501       91,213           33,961                   0              0
Vice President --       2003    218,675       80,251           30,139              13,600              0
International
  Operations            2002    175,524       72,362           26,620              10,000              0
Richard E. Johnson....  2004    203,980      115,500           34,628                   0          3,250
Sr. Vice President --   2003    183,633       89,397           34,628              17,000          3,000
Finance, Chief
  Financial             2002    158,536       77,500           34,628              12,000          2,691
Officer and Treasurer
Kenneth E. Smith......  2004    194,782      101,063           38,576                   0          3,250
Vice President --       2003    188,275       83,979           38,576              13,600          3,000
Sales and Marketing     2002    182,221       89,500           38,333              10,000          2,750

---------------

(1) Each of the executive officers named in the table has been designated as a participant under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP provides annual cash bonuses to the named executive officers and other members of the management group with respect to a four-year performance period that began in 2002. The awards are based upon annual attainment of earnings objectives for each year, as established by the Board of Directors.

(2) Amounts shown represent the Company contributions to the Badger Meter, Inc. Employee Savings and Stock Ownership Plan ("ESSOP"), under its 401(k) Plan.

(3) Certain personal benefits (including social club dues, automobile and legal and accounting services) were provided through the Company to the executive officers named in the table above. The aggregate amount of such benefits for each of the executive officers named in the table did not exceed 10% of such executive officer's cash compensation for any of the years shown.

(4) Mr. Gras, who is based in Germany, is paid primarily in euros. The amounts shown reflect the U.S. dollar equivalent of that currency as of the dates paid. Year-to-year comparisons are affected by changes in the exchange rate. Mr. Gras's base salaries paid in euros were 198,088 for 2004, 190,439 for 2003 and 174,820 for 2002.

(5) Share amounts have been adjusted to reflect a 2-for-1 stock split effective December 10, 2004.

KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS (KEESAS)

     The Company has entered into Key Executive Employment and Severance Agreements ("KEESAs") with certain key executive officers, including certain of the above-named executive officers, whose expertise has been critical to the Company's success, to remain with the Company in the event of any merger or transition period. The KEESA agreements provide for payment of severance to executive officers whose employment is terminated under certain circumstances, such as other than for cause, death or disability, in anticipation of or following a change in control or by the officer for good reason following such a change, within two years of a change in control.

     There are two forms of the KEESA. The KEESA for the Chairman, President and Chief Executive Officer provides for payment of three years of salary and annual incentive compensation, as well as the actuarial equivalent of the additional retirement benefits the executive officer would have earned if he had remained employed for three more years, continued medical, dental, and life insurance coverage for three years, outplacement services, and financial planning counseling. The KEESA for the remainder of the named executive officers provides for payment of two years' salary and annual incentive compensation, along with two years of the other benefits set forth above.

OPTION GRANTS IN 2004

     There were no options granted in 2004 to the individuals named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise in 2004 of options to purchase Common Stock by the individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 2004.

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                               SHARES                      UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                            ACQUIRED ON       VALUE         OPTIONS AT FY-END (#)            FY-END ($)
NAME                        EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        ------------   ------------   -------------------------   -------------------------
Richard A. Meeusen........     21,904        449,376            29,408/36,800              455,189/616,188
Ronald H. Dix.............      7,448         95,902            27,096/25,800              437,265/428,804
Horst E. Gras.............      3,600         46,594            11,000/17,600              129,810/295,926
Richard E. Johnson........      1,800          7,245            15,000/27,600              249,474/457,082
Kenneth E. Smith..........      7,800         80,070            19,400/23,600              304,269/386,936

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2004

                                                                                      NUMBER OF SECURITIES
                                   NUMBER OF SECURITIES                          REMAINING AVAILABLE FOR FUTURE
                                       TO BE ISSUED         WEIGHTED-AVERAGE          ISSUANCE UNDER EQUITY
                                     UPON EXERCISE OF      EXERCISE PRICE OF           COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                      WARRANTS AND RIGHTS    WARRANTS AND RIGHTS             IN COLUMN 1)
-------------                      --------------------   --------------------   -------------------------------
Equity compensation plans
  approved by security holders:
  STOCK OPTION PLANS:
  1989 Plan......................          6,600                 $ 6.23                            0
  1993 Plan......................          7,500                 $10.14                            0
  1995 Plan......................         88,600                 $14.91                        6,856
  1997 Plan......................        225,956                 $14.35                       14,348
  1999 Plan......................        344,840                 $13.81                       12,760
  2003 Plan......................        135,000                 $14.00                      265,000
  2002 DIRECTOR STOCK GRANT
     PLAN:.......................            N/A                    N/A                        8,600
Equity compensation plans not
  approved by security holders...           None                    N/A                          N/A
Total............................        808,496                 $14.02                      307,564

PENSION PLAN TABLE

     The Company maintains a defined benefit pension plan (the "Pension Plan") covering all domestic salaried employees including the above-named executive officers except Mr. Gras. Effective January 1, 1997, the Pension Plan was modified to become a "cash balance" plan. Under this approach, a participant has an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities. A starting balance was established for each participant based upon December 31, 1996 accrued benefits under the prior Pension Plan formula.

     Additional annual dollar amounts are credited to the accounts of participants with Pension Plan participation prior to January 1, 1997 based on their service on January 1, 1997. These additional annual credits are 3% for those with less than 11 years; 4% for those with 11 to 20 years; and 5% for those with 21 or more years. The additional credits will apply for years after 1996 for each year of continued employment but limited to the lesser of 15 years or the number of the participant's years of credited service as of December 31, 1996. At retirement, a participant may elect a cash payment of the account balance or a life annuity of equivalent value.

     Mr. Meeusen, Mr. Smith, and Mr. Johnson are eligible for benefits under the cash balance plan but are not eligible for benefits under the prior plan's final average pay formula. The estimated total annual benefits payable to these executives under the cash balance plan at age 65 are $130,118 for Mr. Meeusen, $34,901 for Mr. Smith and $55,035 for Mr. Johnson. These projected benefits were determined assuming no future increases in pay and interest credited to the cash balance account at a rate of 7%.

     Mr. Dix, because of his age and service, is expected to obtain retirement benefits according to the prior plan's final average pay formula, which has been retained under the modified Pension Plan as a minimum benefit for employees who had attained age 50 and completed 10 or more years of service as of December 31, 1996.

     Under the prior formula, the monthly pension at normal retirement (age 65) for all executive officers is equal to the sum of nine-tenths percent (0.9%) of the participant's average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant's years of service, not to exceed 30; and six-tenths percent (0.6%) of the participant's average monthly compensation in excess of Covered Compensation, multiplied by the participant's years of service, not to exceed 30. IRS regulations limit the amount of compensation to be considered in benefit calculations to $205,000 in 2004, and varying amounts for prior years. Participants whose compensation is in excess of the IRS limits also participate in a non-qualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same pension benefits as if there was no compensation limit.

     Based on the assumption that retirement occurs at age 65, the following table shows the approximate annual retirement benefit payable from either the funded or unfunded plan to salaried employees retiring in 2004, based on the benefit formula described above.

                                               YEARS OF SERVICE
AVERAGE ANNUAL          ---------------------------------------------------------------
COMPENSATION               10         15         20         25         30         35
--------------          --------   --------   --------   --------   --------   --------
$150,000..............  $ 19,723   $ 29,584   $ 39,446   $ 49,307   $ 59,169   $ 59,169
$175,000..............  $ 23,473   $ 35,209   $ 46,946   $ 59,682   $ 70,419   $ 70,419
$200,000..............  $ 27,223   $ 40,834   $ 54,446   $ 68,057   $ 81,669   $ 81,669
$250,000..............  $ 34,723   $ 52,084   $ 69,446   $ 86,807   $104,169   $104,169
$300,000..............  $ 42,223   $ 63,334   $ 84,446   $105,557   $126,669   $126,669
$350,000..............  $ 49,723   $ 74,584   $ 99,446   $124,307   $149,169   $149,169
$400,000..............  $ 57,223   $ 85,834   $114,446   $143,057   $171,669   $171,669
$450,000..............  $ 64,723   $ 97,084   $129,446   $162,807   $194,169   $194,169
$500,000..............  $ 72,223   $108,334   $144,446   $180,557   $216,669   $216,669
$550,000..............  $ 79,723   $119,584   $159,446   $199,307   $239,169   $239,169
$600,000..............  $ 87,223   $130,834   $174,446   $218,057   $261,669   $261,669
$650,000..............  $ 94,723   $142,084   $189,446   $236,807   $284,169   $284,169
$700,000..............  $102,223   $153,334   $204,446   $255,557   $306,669   $306,669
$750,000..............  $109,723   $164,584   $219,446   $274,307   $329,169   $329,169

     Compensation covered by the Defined Benefit Plan is a participant's salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant's election.

     The above table does not reflect limitations imposed by the Internal Revenue Code of 1986 (the "Code"), as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Company's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

     There are 23 years of credited service under the Pension Plan for Mr. Dix. The current remuneration for this individual for purposes of the Pension Plan is set forth in the Summary Compensation Table.

     In 1990, Mr. Dix agreed to the cancellation of substantially all of his post-retirement group term life insurance in exchange for an unfunded supplemental retirement plan. This plan provides for the payment of 20% of his final monthly salary for 120 months after retirement. Assuming no increase in salary before retirement, Mr. Dix would be paid an additional annual pension of $44,000.

     Mr. Gras, a German resident and citizen, is not covered by the defined benefit pension plan. The Company, through its European subsidiary, provides Mr. Gras with an insurance policy that provides benefits similar to those of the other named executives covered by the cash balance plan.

BOARD CORPORATE GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In addition to its responsibilities relating to corporate governance, the Corporate Governance Committee administers the Company's executive compensation program. The Committee is composed of four non-employee directors. Following the Committee's review and approval, all matters related to its activities are reported to the full Board of Directors for approval.

     The compensation policies that are used as a general guideline for the Committee as it carries out its duties are as follows:

     - The design of executive pay programs should attract and retain qualified executive officers, motivate and reward performance;

     - Achievement of annual incentive compensation levels requires attainment of performance goals as approved by the Committee;

     - Long-term incentive programs must focus on the enhancement of shareholder value through the use of stock options, restricted stock and long-term cash incentives; and

     - The Committee uses its judgment to achieve a fair and competitive compensation structure, utilizing both short-term and long-term plans, with fixed and variable components.

     In making its decisions, the Committee reviews:

     - Competitive compensation data for organizations of similar size and similar business activity, considering both base salary and bonus data separately, on a combined basis and total cash and non-cash compensation;

     - Financial performance for the Company as a whole and for various product lines, relative to prior year, the budget and other meaningful financial data; and

     - Personal performance, including objectives approved by the Committee and on a discretionary basis, where appropriate.

     The compensation program for the executive officers of the Company involves base salaries, short-term annual cash incentive bonuses and a long-term program using stock options, restricted stock and cash incentives.

     Base Salaries. Salary rates are established for each officer by the Committee, using data supplied by an independent consulting firm on organizations of similar size and similar business activity. The compensation survey incorporates privately-held as well as publicly-held companies of similar size, and has a broader definition of similar business activity, thereby providing the best basis for evaluating compensation relative to the companies that compete with the Company for executives. The data includes salaries, total cash compensation and total compensation. In establishing the compensation of each officer, including the President and Chief Executive Officer, the Corporate Governance Committee is given a five-year history, including base salary, short-term incentive awards, and long-term compensation programs. This process has been consistently used by the Corporate Governance Committee for the past 15 years. The Company's policy is to pay executives at market, with appropriate adjustments for performance and levels of responsibility.

     Base salary increases approved for 2005 by the Committee ranged from 2.8 to
10.0 percent, with the President and Chief Executive Officer's compensation increasing 10 percent, after evaluation of the factors set forth above relative to each individual's circumstances and performance.

     Short-Term Incentive Plan. Under the 2004 short-term incentive plan, the target bonus payable is 60 percent of base salary for the President and Chief Executive Officer and 50-55 percent for the other executive officers. Two factors are used for the short-term incentive plan -- financial and predetermined performance objectives. The financial factor is based on the attainment of a certain level of earnings before interest and taxes for the Company, approved at the beginning of each year by the Corporate Governance Committee. The target bonus can be adjusted up or down 10 percent depending on an individual's performance. For 2004, bonuses were paid to the executive officers.

     Long-Term Incentive Plans/Stock Option Plans. A long-term compensation program, which includes the Company's 1993-2003 Stock Option Plans, presents an opportunity for the officers to gain or increase their equity interests in the Company. All of the stock options are granted at the market price on the date of grant and are based on a factor of compensation.

     The Company's Long-Term Incentive Plan provides annual cash bonuses to the members of the management group with respect to a four-year performance period. The awards are based upon annual attainment of earnings objectives for each year, as established by the Board of Directors. The plan in effect for 2004 was put in place for 2002-2005.

     Section 162(m) Limitations. It is anticipated that all 2004 compensation to executive officers will be fully deductible under Section 162(m) of the Code and therefore the Corporate Governance Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

     The foregoing report has been approved by all members of the Committee.

                                          The Corporate Governance Committee
                                          of the Board of Directors
                                            Andrew J. Policano, Chairman
                                            Ulice Payne, Jr.
                                            Steven J. Smith
                                            John J. Stollenwerk

BOARD AUDIT AND COMPLIANCE COMMITTEE REPORT

     The Audit and Compliance Committee (the "Committee") is a group of independent directors whose responsibilities on behalf of the Board of Directors (the "Board") include the oversight of financial and compliance processes and procedures. Specifically, the Committee oversees the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditors, and the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Committee is required to meet at least quarterly and report to the Board regularly. It met five times in 2004.

     The Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934. It is comprised of the three members of the Board of Directors named below, each of whom is independent as required by the American Stock Exchange and U.S. Securities Exchange Commission rules currently in effect. The Board evaluates the independence of the directors on at least an annual basis. All three members of the Committee have been determined by the Board to be financial experts as defined by Securities and Exchange Commission rules. The Committee acts under a written charter.

     Company management ("Management") has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with Management the Company's audited financial statements as of and for the year ended December 31, 2004, including discussion regarding the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee also reviewed and discussed the Company's audited 2004 financial statements with the Company's independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States.

     Ernst & Young LLP provided the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (regarding independence discussions with audit committees), and the Committee discussed with Ernst and Young LLP the firm's independence from Management and the Company, including the matters in those written disclosures.

     Prior to the audits, the Committee discussed with Ernst & Young LLP and the Company's internal auditors the overall scope and plans for their respective audits. Ernst and Young LLP conducted their independent audit. The Committee met with Ernst & Young LLP, with and without Management present, to discuss the results of their audit examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting, as well as the matters required to be discussed by the Statement on Auditing Standards No. 61 (regarding communication with audit committees), as amended, that were not otherwise covered and other professional standards and regulatory requirements as currently in effect.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2004 for filing with the U.S. Securities and Exchange Commission.

     All members of the Committee have approved the foregoing report.

                                          The Audit and Compliance Committee
                                          of the Board of Directors
                                            Thomas J. Fischer, Chairman
                                            Kenneth P. Manning
                                            Ulice Payne, Jr.

                   CORPORATE GOVERNANCE COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Corporate Governance Committee during 2004 consisted of Messrs. Policano, Payne, Smith and Stollenwerk. There were no Corporate Governance Committee interlocks. During the last fiscal year, Mr. Forbes served as a member of the compensation committee of Journal Communications, Inc., of which Mr. Smith is Chairman and Chief Executive Officer.

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change since January 1, 2000 in (a) the total shareholder return on the Common Stock with (b) the total return on the American Stock Exchange Corporate Index and (c) the total return of a peer group made up of 11 companies in similar industries and with similar market capitalization as selected by an independent consulting firm. The graph assumes $100 invested on December 31, 1999. It further assumes the reinvestment of dividends. The returns of each component company in the peer group have also been weighted based on such company's relative market capitalization.

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                          PEER GROUP AND BROAD MARKET

                                  [LINE GRAPH]

            DECEMBER 31                1999      2000      2001      2002      2003      2004
            -----------               -------   -------   -------   -------   -------   -------
Badger Meter........................   100.00     78.70     79.82    118.17    145.05    233.50
Peer Group*.........................   100.00    250.05    127.71    116.42    173.94    177.56
Broad Market**......................   100.00     98.77     94.22     90.46    123.12    140.99

---------------
 * Peer Group consists of Axcess, Inc., Badger Meter, Inc., Bio/Rad Labs, Inc., Candela Corporation, Frequency Electronics, Inc., Innovex, Inc., Integral Vision, Inc., K-Tron International, Inc., Keithley Instruments, Inc., Newport Corporation, and Research Frontiers, Inc.

** Broad Market consists of the AMEX Market Index.

                      PROPOSED 2005 RESTRICTED STOCK PLAN

GENERAL

     The Board of Directors approved the Badger Meter, Inc. 2005 Restricted Stock Plan (the "2005 Plan") on February 18, 2005, subject to approval by the Company's shareholders. The 2005 Plan, if approved by the Company's shareholders, will become effective on May 1, 2005.

     As of February 28, 2005, there were 6,745,441 shares of Common Stock issued and outstanding, and the closing price of a share of Common Stock on the American Stock Exchange on that date was $28.33.

     The following summary of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached to this Proxy Statement as Appendix A. Any defined term used in this section of the Proxy Statement has the meaning given it in the 2005 Plan.

PURPOSE

     The 2005 Plan has two complementary purposes; (1) to promote the success of the Company by providing incentives to the officers and other key employees of the Company and its subsidiaries that will link their personal interests to the Company's long-term financial success; and (2) to permit the Company and its subsidiaries to attract, motivate and retain experienced and knowledgeable employees upon whose judgment, interest and special efforts the Company's success is largely dependent.

ADMINISTRATION

     The 2005 Plan will be administered by the Corporate Governance Committee (the "Committee") of the Board of Directors. The Committee has full power and discretionary authority to implement the 2005 Plan including, without limitation, the authority to select Participants, grant Awards and determine the terms and conditions of each such Award. The Committee has broad authority to modify, adjust or waive any of the restrictions and/or limitations of the 2005 Plan. The Committee's determinations and decisions made pursuant to the provisions of the 2005 Plan are final, conclusive and binding.

ELIGIBILITY

     The Committee may grant Restricted Share Awards to any full-time, exempt employee of the Company or its subsidiaries or to such other key employees as the Committee may determine. As of February 28, 2005, the Company and its subsidiaries had approximately 235 Eligible Employees eligible to receive Awards under the 2005 Plan. The number of Eligible Employees is expected to increase over time based upon the Company's future growth.

STOCK SUBJECT TO THE PLAN; LIMITATIONS ON AWARDS

     The number of shares of Common Stock available for Restricted Share Awards under the 2005 Plan will be 50,000, subject to adjustment as set forth below. Shares of Common Stock to be granted under the 2005 Plan will come from the Company's authorized but unissued shares or from treasury shares. If a Restricted Share Award is forfeited or terminated for any reason, the Restricted Shares subject to such Award will be available for regranting under the 2005 Plan.

     No individual Participant may be granted Restricted Share Awards under the 2005 Plan for more than 20,000 shares.

RESTRICTED SHARE AWARDS

     The Committee has authority to determine the number of Restricted Shares subject to an Award as well as the terms and conditions applicable to such Award, including the term of the Restriction Period, which is the time period during which such shares are restricted, and any conditions relating to the lapse of the Restriction Period, including the attainment of one or more Performance Goals, if any, set by the Committee.

     The Committee has determined that the initial Awards of Restricted Shares under the 2005 Plan will vest 100% after a three-year Restriction Period.

TERMINATION OF EMPLOYMENT

     If a Participant leaves the employ of the Company (other than by reason of death, Total and Permanent Disability or Retirement) prior to the expiration of the applicable Restriction Period, then he or she forfeits all of his or her Restricted Shares. In the event of a Change in Control, all Restricted Shares automatically vest in full.

TRANSFER RESTRICTIONS

     A Participant may not sell, transfer, assign or otherwise transfer his or her Restricted Shares during the Restriction Period. During the applicable Restriction Period, the Company (or its transfer agent) will hold all stock certificates representing Restricted Shares.

PARTICIPANT RIGHTS

     During the Restriction Period, the Participant has the right to vote his or her Restricted Shares until vested or forfeited. During the Restriction Period, any dividends or other distributions with respect to Restricted Shares will be held by the Company (or its transfer agent) pending vesting or forfeiture.

ADJUSTMENTS

     In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other comparable change in the Company's corporate structure affecting the Common Stock, the Committee may adjust the number and class of stock to be issued under the 2005 Plan, the individual Participant Award limit and the number and class of shares subject to outstanding Restricted Share Awards to prevent dilution or enlargement of the rights intended to be granted under the 2005 Plan.

AMENDMENT AND TERMINATION

     The Board may amend or terminate the 2005 Plan at any time, subject to applicable law and the vested rights of Participants. The 2005 Plan will terminate on April 30, 2015, unless earlier terminated by the Board of Directors or when all shares of Common Stock available for issuance have been issued.

TAX WITHHOLDING

     The Company is entitled to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all taxes required by law to be withheld with respect to the issuance of Restricted Shares under the 2005 Plan or the lapse of the Restriction Period. The Company also has the right to withhold Common Stock as to which the Restriction Period has lapsed and which have a fair market value equal to a Participant's minimum tax withholding liability.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Generally, a Participant will not recognize income, and the Company will not be entitled to a deduction, at the time a Restricted Share Award is made under the 2005 Plan, unless the Participant makes the election described below. A Participant who has not made such an election will recognize ordinary income at the time the Restriction Period ends in an amount equal to the fair market value of the Restricted Shares at that time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. Under certain circumstances involving a Change in Control, the Company may not be entitled to a deduction with respect to Restricted Shares granted to certain executive officers. Any otherwise taxable disposition of the Common Stock after the Restriction Period ends will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the Restriction Period ends. Dividends, if any, paid in cash and received by a Participant prior to the time the Restriction Period ends will constitute ordinary income to the Participant in the year paid, and the Company will generally be entitled to a corresponding deduction for such payments. (The 2005 Plan currently contemplates that no dividends will be paid on Restricted Shares until the Restriction Period ends, although the Committee has authority to accelerate the payment of such dividends.) Any dividends paid in Common Stock will be treated as an Award of additional Restricted Shares subject to the tax treatment described herein.

     A Participant may, within 30 days after the date of a Restricted Share Award, elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income as of the date of the Award in an amount equal to the fair market value of such Restricted Shares on the date of the Award (less the amount, if any, the

Participant paid for such Restricted Shares). If the Participant makes a proper election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. If the Participant makes the election, then cash dividends, if any, that the Participant receives with respect to the Restricted Shares will be treated as dividend income to the Participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the Restricted Shares (other than by forfeiture) or the Common Stock received upon the termination of the Restriction Period will result in a capital gain or loss. If the Participant who has made an election subsequently forfeits the Restricted Shares, then the Participant will not be entitled to deduct any loss. In addition, the Company would then be required to include in its ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

NEW PLAN BENEFITS

     The Company cannot currently determine the Awards that may be granted under the 2005 Plan in the future to the executive officers named in this Proxy Statement, other executive officers, directors (who are also Eligible Employees) or other persons. The Committee will make such determinations from time to time.

EQUITY COMPENSATION PLAN INFORMATION

     Securities available under the Company's equity compensation plans as of December 31, 2004, are listed under "EXECUTIVE COMPENSATION -- Equity Compensation Plan Information as of December 31, 2004" earlier in this proxy statement.

VOTE REQUIRED

     The affirmative vote of a majority of the votes represented and voted at the Meeting (assuming a quorum is present) is required to approve the 2005 Plan. Any shares not voted at the Meeting (whether as a result of broker non-votes, abstentions or otherwise) with respect to the 2005 Plan will have no impact on the vote. Shares of Common Stock represented at the Meeting by executed but unmarked proxies will be voted FOR the 2005 Plan.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY SHAREHOLDERS VOTE FOR THE 2005
                             RESTRICTED STOCK PLAN.

                              CERTAIN TRANSACTIONS

     During 2004, the Company paid Mr. Forbes $66,667 pursuant to a consulting contract.

                         PRINCIPAL ACCOUNTING FIRM FEES

     Ernst & Young LLP, the Company's independent auditors for many years, has been selected to audit the Company and its subsidiaries for 2005.
Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so. Fees for professional services provided by the independent registered public accounting firm in each of the last two fiscal years is as follows:

                                                                2004       2003
                                                              --------   --------
Audit(1)....................................................  $508,900   $306,500
Audit Related(2)............................................    55,200      6,000
Tax.........................................................         0          0
All Other Fees..............................................         0      5,800
                                                              --------   --------
Total Fees..................................................  $564,100   $318,300
                                                              ========   ========

---------------

(1) Includes annual financial statement audit, review of the Company's quarterly report on Form 10-Q and statutory audits required internationally.

(2) Includes primarily internal control consultations in both years.

     As part of its duties, the Audit and Compliance Committee pre-approves services provided by Ernst & Young LLP. In selecting Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005, the Audit Committee has determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. No additional non-audit services will be performed without the Committee's prior approval.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reports required by Section 16(a) to be filed by the Company on behalf of the Company's insiders were filed on a timely basis.

                                 OTHER MATTERS

     THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2004. THE FORM 10-K IS POSTED ON THE COMPANY'S WEB SITE AT WWW.BADGERMETER.COM. THE COMPANY WILL PROVIDE A COPY OF THIS FORM 10-K WITHOUT EXHIBITS TO EACH PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK ON THE RECORD DATE FOR THE MEETING. THE COMPANY WILL PROVIDE A COPY OF THE EXHIBITS WITHOUT CHARGE TO EACH PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK ON THE RECORD DATE FOR THE MEETING WHO SUBMITS A WRITTEN REQUEST FOR IT. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE ADDRESSED TO SECRETARY, BADGER METER, INC., 4545 WEST BROWN DEER ROAD, P.O. BOX 245036, MILWAUKEE, WISCONSIN 53224-9536.

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify the Company of their requests by calling or writing the Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245306, Milwaukee, WI, 53224-9536; (414) 355-0400.

     The cost of solicitation of proxies will be borne by the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented at the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     A shareholder wishing to include a proposal in the proxy statement for the 2006 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must forward the proposal to the Company by November 16, 2005.

     A shareholder who intends to present business, other than a shareholder's proposal pursuant to Rule 14a-8, at the 2006 Annual Meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company's Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Accordingly, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 between January 8, 2006 and February 7, 2006, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2006 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2006 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2006 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                                          Ronald H. Dix
                                            Secretary

March 17, 2005

                                                                      APPENDIX A

                               BADGER METER, INC.
                           2005 RESTRICTED STOCK PLAN

                                   ARTICLE 1.

                              PURPOSE AND DURATION

     SECTION 1.1 Purpose. The Badger Meter, Inc. 2005 Restricted Stock Plan has two complementary purposes: (a) to promote the success of the Company by providing incentives to the officers and other key employees of the Company and its subsidiaries that will link their personal interests to the long-term financial success of the Company and to growth in value; and (b) to permit the Company and its subsidiaries to attract, motivate and retain experienced and knowledgeable employees upon whose judgment, interest, and special efforts the successful conduct of the Company's operations is largely dependent.

     SECTION 1.2 Duration. Subject to the approval of the Company's shareholders at the Company's 2005 annual meeting of shareholders, the Plan will become effective on May 1, 2005. The Plan shall continue in effect until the earliest of: (a) April 30, 2015, (b) the date the Board terminates the Plan pursuant to Article 9 herein, or (c) the date all Shares reserved for issuance under the Plan have been issued.

                                   ARTICLE 2.

                          DEFINITIONS AND CONSTRUCTION

     SECTION 2.1 Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          (b) "Award" means a grant of Restricted Shares.

          (c) "Beneficial Owner" (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Cause" means: (1) if the Participant is subject to an employment agreement, severance agreement or similar agreement with the Company or a subsidiary that contains a definition of "cause", such definition; or (2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or any of its subsidiaries, or the Company's or any of its subsidiaries' code of ethics, as then in effect; (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or any of its subsidiaries; (c) commission of an act of dishonesty or disloyalty involving the Company or any of its subsidiaries; (d) violation of any federal, state or local law in connection with the Participant's employment; or (e) breach of any fiduciary duty to the Company or any of its subsidiaries.

          (f) "Change in Control" means the occurrence of any one of the following:

             (i) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company ("Excluded Persons") is or becomes the "Beneficial Owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2005, pursuant to express authorization by the Board that refers to this exception and not including securities of the Company subject to proxies held by such Person, but including securities of the Company subject to exercisable options held by such Person) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

             (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2005, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in former Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2005, or whose appointment, election or nomination for election was previously so approved; or

             (iii) the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company of such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2005 pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

             (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          (g) "Code" means the Internal Revenue Code of 1986, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

          (h) "Committee" means the Corporate Governance Committee of the Board, or such other committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

          (i) "Company" means Badger Meter, Inc., a Wisconsin corporation, and any successor as provided in Article 12.

          (j) "Eligible Employee" means a full-time exempt employee of the Company or any of its subsidiaries or such other key employees as determined by the Committee.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

          (l) "Fair Market Value" means with respect to any property other than Shares, such value as is determined by the Committee, and means with respect Shares, (1) the closing price of the Shares as of the date in question, or, if no closing price is available on that date, then the closing price on the immediately preceding business day on which there is a closing price, if such security is listed or admitted for trading on any domestic national securities exchange, as officially reported on the principal securities exchange on which the Shares are listed; (2) if not reported as described in clause (1), the closing sale price of the Shares as of the date in question, or, if no closing sale price is available on that date, then the closing sale price on the immediately preceding business day on which there is a closing sale price, as reported by The Nasdaq Stock Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or (3) if not reported as described in clause (1) or quoted as described in clause
     (2), then the Committee shall determine in good faith and on a reasonable basis the applicable Fair Market Value, which determination shall be conclusive.

          (m) "Inimical Conduct" means any act or omission that is inimical to the best interests of the Company or any of its subsidiaries, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or any of its subsidiaries, or the Company's or any of its subsidiaries' code of ethics, as then in effect; (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or any of its subsidiaries; or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

          (n) "Participant" means an Eligible Employee who has been granted an Award.

          (o) "Performance Goals" means any goal(s) the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries or other business units: net sales; cost of sales; gross income; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; basic earnings per share; diluted earnings per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); and economic value added. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, will exclude the effects of (1) extraordinary, unusual and/or non-recurring items of gain or loss; (2) gains or losses on the disposition of a business; (3) changes in tax or accounting regulations or laws; or (4) the effect of a merger or acquisition, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report on Form 10-K. In the case of Awards that the Committee determines will not be considered "performance-based compensation" under Code Section 162(m), the Committee may establish other Performance Goals not listed in the Plan.

          (p) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

          (q) "Plan" means this Badger Meter, Inc. 2005 Restricted Stock Plan, as from time to time amended and in effect.

          (r) "Restricted Shares" means Shares that are subject to a Restriction Period.

          (s) "Restriction Period" means the period during which Shares issued under the Plan may not be transferred and are subject to a substantial risk of forfeiture.

          (t) "Retirement" means a voluntary termination of employment from the Company and its subsidiaries (other than for Cause) in accordance with a Company retirement plan or policy.

          (u) "Securities Act" means the Securities Act of 1933, as interpreted by rules and regulations issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Securities Act shall be deemed to include reference to any successor provision thereto.

          (v) "Share" means a share of the common stock, $1 par value, of the Company, or such other securities specified in Section 4.4.

          (w) "Total and Permanent Disability" means the Participant's inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.

     SECTION 2.2 Construction. Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

     SECTION 2.3 Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

                                   ARTICLE 3.

                                 ADMINISTRATION

     SECTION 3.1 The Committee. The Plan shall be administered by the Committee. If at any time the Committee shall cease to exist, then the Plan shall be administered by the Board or another committee appointed by the Board, and each reference to the Committee herein shall be deemed to refer to the Board or such committee appointed by the Board.

     SECTION 3.2 Authority of the Committee. In addition to the authority specifically granted to the Committee in the Plan, and subject to the provisions of the Plan, the Committee shall have full power and discretionary authority to:
(a) select Participants, grant Awards, and determine the terms and conditions of each such Award, including but not limited to the Restriction Period and the number of Shares to which the Award will relate; (b) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan and any award agreement; (c) correct errors, supply omissions or reconcile inconsistencies in the terms of the Plan and any award agreement; (d) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan's administration; and (e) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan's administration.

     Notwithstanding the foregoing, the Committee shall have no authority to act to adversely affect the rights or benefits granted under any outstanding Award without the consent of the person holding such Award (other than as specifically provided herein).

     SECTION 3.3 Decision Binding. The Committee's determination and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an Award, and such determinations and decisions shall not be reviewable.

     SECTION 3.4 Procedures of the Committee. The Committee's determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company's By-laws and Wisconsin law for their services as directors of the Company.

     SECTION 3.5 Award Agreements. The Committee shall evidence the grant of each Award by an award agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, subject to the terms of the Plan. Terms and conditions of such Awards need not be the same in all cases.

                                   ARTICLE 4.

                    SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

     SECTION 4.1  Number of Shares.  Subject to adjustment as provided in
Section 4.4, the aggregate number of Shares that may be issued under the Plan shall not exceed Fifty Thousand (50,000) Shares.

     SECTION 4.2 Lapsed Awards. If any Award is forfeited or terminated for any reason, the Restricted Shares subject to such Award that are forfeited shall be available for the grant of a new Award under the Plan.

     SECTION 4.3  Individual Limit.  Subject to adjustment as provided in
Section 4.4, no Participant may be granted Awards during the term of the Plan of more than 20,000 Restricted Shares.

     SECTION 4.4 Adjustments in Number of Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee may adjust: (a) the number and class of Shares which may be delivered under the Plan; (b) the individual Share limit described in Section 4.3; and (c) the number and class of Shares subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights intended to be granted hereunder and under any Award; provided, however, that the number of Shares subject to any individual Award shall be rounded down to the nearest whole number.

                                   ARTICLE 5.

                                 PARTICIPATION

     Subject to the provisions of the Plan, the Committee shall have the authority to select the Eligible Employees to receive Awards. No Eligible Employee shall have any right to be granted an Award, even if previously granted an Award.

                                   ARTICLE 6.

                         TERMS AND CONDITIONS OF AWARDS

     SECTION 6.1 Grant of Award. Subject to the terms and provisions of the Plan, the Committee shall have the authority to determine the number of Shares to which an Award shall relate, the term of the Restriction Period and conditions for lapse thereof, including but not limited to the attainment of one or more Performance Goals, and any other terms and conditions of an Award.

     SECTION 6.2  Terms and Conditions of Awards.

     (a) Period of Restriction. Unless the Committee determines otherwise, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant prior to the lapse of the Restriction Period, other than by will or the laws of descent and distribution. The Restricted Shares shall be subject to a substantial risk of forfeiture until the termination of the applicable Restriction Period as set forth in the Participant's award agreement or as provided herein. During the Restriction Period, the Company shall have the right to hold the Restricted Shares. During the Restriction Period, Restricted Shares may not participate in the Badger Meter, Inc. Automatic Dividend Reinvestment and Stock Purchase Plan.

     (b) Certificate Legend. At the Committee's direction, each certificate representing Restricted Shares may bear the following legend:

          "THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE BADGER METER, INC. 2005 RESTRICTED STOCK PLAN, IN THE RULES AND ADMINISTRATIVE PROCEDURES ADOPTED PURSUANT TO SUCH PLAN AND/OR IN A RESTRICTED STOCK AGREEMENT, DATED
               . A COPY OF THE 2005 RESTRICTED STOCK PLAN, SUCH RULES AND ADMINISTRATIVE PROCEDURES AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF BADGER METER, INC."

     (c) Removal of Restrictions. Except as otherwise provided in this Article 6, Restricted Shares shall become vested in, and freely transferable by, a Participant after the last day of the Restriction Period. Once the Restricted Shares are released from the restrictions, a Participant shall be entitled to have the legend required by subsection (b) removed from his or her stock certificate representing such shares.

     (d) Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period Participants holding Restricted Shares may exercise full voting rights with respect to those Shares.

     (e) Dividends and Other Distributions. Any dividends or other distributions paid or delivered with respect to Restricted Shares will be subject to the same terms and conditions (including risk of forfeiture) as the Restricted Shares to which they relate, and payment or delivery thereof will be deferred accordingly; provided, however, that at any time and from time to time the Committee may, in its sole discretion, provide for the earlier payout of deferred and/or current dividends and distributions. No such deferred amount shall bear interest.

     SECTION 6.3 Termination of Employment. Except as otherwise provided by the Committee in a Participant's award agreement, upon a Participant's termination of employment with the Company and its subsidiaries, the following rules shall apply:

          (a) Retirement. If the Participant terminates employment due to Retirement, any remaining Restriction Period shall continue as if the Participant continued in active employment. Notwithstanding the foregoing, if the Committee determines that the Participant has engaged in Inimical Conduct after his or her Retirement, any Restricted Shares still subject to a Restriction Period shall automatically be forfeited as of the date of the Committee's determination.

          (b) Death or Disability. If the Participant's employment terminates because of death or Total and Permanent Disability at a time when the Participant could not have been terminated for Cause, or if the Participant dies after Retirement while holding an Award that is subject to a Restriction Period, any remaining Restriction Period shall automatically lapse as of the date of such termination of employment or death, as applicable.

          (c) Termination for Other Reasons. If the Participant's employment terminates for any reason not described above, then any Restricted Shares still subject to a Restriction Period as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of the employment of a Participant by the Company or any of its subsidiaries other than for Cause, the Committee may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Restricted Shares as it, in its sole and absolute discretion, deems appropriate.

          (d) Suspension. The Committee may suspend payment or delivery of Shares (without liability for interest thereon) pending its determination of whether a Participant was or should have been terminated for Cause or whether a Participant has engaged in Inimical Conduct.

     SECTION 6.4 Other Restrictions. The Committee may impose such other restrictions on any Awards granted under the Plan (including after the Restriction Period lapses) as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Company may legend certificates to give appropriate notice of such restrictions.

                                   ARTICLE 7.

                             RIGHTS OF PARTICIPANTS

     SECTION 7.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries.

     SECTION 7.2 No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.

     SECTION 7.3 No Funding. Except as provided in Section 6.2(e), Participants will only receive Shares upon the expiration of the Restriction Period for Awards. Neither the Participant nor any other person shall acquire, by reason of the Plan or any Award, any right in or title to any assets, funds or property of the Company and its subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or its subsidiaries may, in their sole discretion, set aside in anticipation of a liability hereunder. Any amounts which may become payable hereunder shall be paid from the general assets of the Company and its subsidiaries, as applicable. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or its subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or its subsidiaries that the assets of the Company or its subsidiaries shall be sufficient to pay to any person any amount which may become payable hereunder.

     Section 7.4 Other Restrictions. As a condition to the issuance of any Shares under the Plan, the Committee may require a Participant to enter into a restrictive stock transfer agreement or other shareholder's agreement with the Company.

                                   ARTICLE 8.

                               CHANGE IN CONTROL

     The Restriction Period for each outstanding Award shall automatically lapse upon a Change in Control.

                                   ARTICLE 9.

                    AMENDMENT, MODIFICATION, AND TERMINATION

     Section 9.1 Amendment, Modification, and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to the following limitations: (a) shareholders must approve any amendment of the Plan if the Committee determines such approval is required by: (i) the Exchange Act, (ii) the Code, (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Shares are then traded, or
(iv) any other applicable law. Without the written consent of the affected Participant or except as expressly provided in the Plan, no termination, amendment or modification of the Plan shall adversely affect any Award theretofore granted under the Plan.

     Section 9.2 Amendment of Award Agreements. The Committee may at any time amend any outstanding award agreement; provided, however, that any amendment that decreases or impairs the rights of a Participant under such agreement shall not be effective unless consented to by the Participant in writing, except that Participant consent shall not be required if an Award is amended, adjusted or cancelled under Section 4.4 .

     Section 9.3 Survival Following Termination. Notwithstanding the foregoing, to the extent provided in the Plan, the authority of (a) the Committee to amend, alter, adjust, suspend, discontinue or terminate any Award, waive any conditions or restrictions with respect to any Award, and otherwise administer the Plan and any Award and (b) the Board to amend the Plan, shall continue beyond the date of the Plan's termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

     Section 9.4 Shareholder Re-Approval. If determined by the Company, in order to continue to grant performance-based Awards under Code Section 162(m), the material terms of the Plan shall be re-approved by the Company's shareholders no later than the first annual shareholders' meeting (or special meeting in lieu of such meeting) that occurs in 2010.

                                  ARTICLE 10.

                                  WITHHOLDING

     Section 10.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an applicable amount sufficient to satisfy foreign, Federal, state and local taxes (including the Participant's F.I.C.A. obligation) required by law to be withheld with respect to the issuance of Shares under the Plan or the lapse of the Restriction Period. The Company shall also have the right to withhold Shares as to which the Restriction Period has lapsed and which have a Fair Market Value equal to a Participant's minimum tax withholding liability, to satisfy any withholding obligations. The value of the Shares to be withheld is to be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is determined.

     Section 10.2 Stock Delivery or Withholding. Participants may elect, subject to the approval of the Committee and such rules as it shall prescribe, to satisfy the withholding requirement, in whole or in part, by tendering to the Company previously-acquired Shares (or by having the Company withhold Shares as to which the Restriction Period has lapsed) in an amount having a Fair Market Value equal to the amount required to be withheld to satisfy the tax withholding obligations described in Section 10.1. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election is irrevocable. The value of the Shares to be tendered (or withheld) is to be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is determined.

                                  ARTICLE 11.

                          LEGENDS; PAYMENT OF EXPENSES

     Section 11.1 Legends. The Company may endorse such legend or legends upon the certificates for Shares issued under the Plan, including but not limited to the legends referenced in Section 6.2(b) and Section 6.4, and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as it determines to be necessary, appropriate or convenient to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, or (b) implement the provisions of the Plan or any agreement between the Company and a Participant with respect to such Shares.

     Section 11.2 Payment of Expenses. The Company shall pay for all issuance taxes with respect to the issuance of Shares under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

                                  ARTICLE 12.

                                   SUCCESSORS

     All obligations of the Company under the Plan respecting Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants and their heirs, executors, administrators or legal representatives.

                                  ARTICLE 13.

                              REQUIREMENTS OF LAW

     Section 13.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Section 13.2 Governing Law. The Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction).

                                      PROXY
                       2005 ANNUAL MEETING OF SHAREHOLDERS
                               BADGER METER, INC.

      The undersigned does hereby constitute and appoint Richard A. Meeusen, Ronald H. Dix and William R. Bergum, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on Friday, April 29, 2005, at Badger Meter, Inc., 4545 W. Brown Deer Road, Milwaukee, Wisconsin, at 8:30 a.m. local time, and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Meeting or any adjournments or postponements thereof hereby revoking any other Proxy heretofore executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.

      This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND FOR THE APPROVAL OF THE 2005 RESTRICTED STOCK PLAN. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.



                     BADGER METER, INC. 2005 ANNUAL MEETING

1. ELECTION OF DIRECTORS:

THREE-YEAR TERM: 1-RONALD H. DIX    2-THOMAS J. FISCHER    3-RICHARD A. MEEUSEN

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)



2. Approval of the Badger Meter, Inc. 2005 Restricted Stock Plan.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.


                                            ------------------------------------
Date ________________, 2005


                                            ------------------------------------

                                            Please sign exactly as your name
                                            appears on your stock certificate as
                                            shown directly to the left. Joint
                                            owners should each sign personally.
                                            A corporation should sign in full
                                            corporate name by duly authorized
                                            officers. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, give full title as such.